UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

July 21, 2004

Date of Report (Date of earliest event reported)

THE PNC FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address of principal executive offices, including zip code)

(412) 762-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 5.	Other Events and Regulation FD Disclosure

During a conference call with investors on July 21, 2004, management commented on the outlook for noninterest expense for the remainder of the year. The outlook expressed in those comments did not take into account the impact of initiatives supporting growth in business activity. Giving effect to the impact of those initiatives, we anticipate that noninterest expense for the second half of 2004 would be lower than in the first half of 2004 but not to the extent indicated in the conference call.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC. (Registrant)

Date: July 21, 2004	By:	/s/ Samuel R. Patterson
Samuel R. Patterson Controller

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